Exhibit 10.36

FEASIBILITY STUDY FUNDING AGREEMENT

This AGREEMENT (“Agreement”) is made as of March     , 2006 (“Effective Date”), by and between ITOCHU CORPORATION, a Japanese corporation, having its principal offices in Tokyo, Japan (“Itochu”); and URANIUM RESOURCES, INC., a Delaware corporation, having its principal offices in Lewisville, Texas (“URI”), and URI’s wholly-owned subsidiary, HYDRO RESOURCES, INC., a Delaware corporation, having its principal offices in Albuquerque, New Mexico (“HRI”) (together, “URI/HRI”).

W I T N E S S E T H

WHEREAS, Itochu desires to enter into this Agreement with URI and HRI, both of which agree that they are jointly and severally responsible for performing the obligations of URI and HRI pursuant to this Agreement, to provide for payments by Itochu as contributions to the cost of a feasibility study of developing and conducting in situ leach (“ISL”) uranium mining operations at the Churchrock Property in New Mexico (“Churchrock Property”) to be performed by URI/HRI (“Feasibility Study”).

WHEREAS, the Churchrock Property is the subject of a Term Sheet dated as of March 2, 2006, as executed by Itochu and URI/HRI (“Term Sheet”), which will serve as the basis for a joint venture agreement (“Joint Venture Agreement”) for such uranium mining (“Transaction”).

WHEREAS, the Feasibility Study is described in greater detail on Exhibit A as appended hereto, and the terms, conditions, and definitions, found on Exhibit A,, shall be part of this Agreement.

WHEREAS, Itochu, URI, and HRI are collectively referred to as the “Parties.”

WHEREAS, the Parties desire for the Feasibility Study to be commenced by URI/HRI before execution of the Joint Venture Agreement that is the subject of the Term Sheet.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound to the extent provided below, the Parties agree as follows:

ARTICLE I

GENERAL PROVISIONS

1.1.                              The matters set forth in Article 2 are not intended to and do not constitute a binding agreement of the Parties with respect to the Transaction; any such binding agreement will arise only upon the negotiation, execution and delivery of mutually satisfactory definitive agreements and the satisfaction of the conditions set forth therein, including, without limitation, obtaining all required third party consents, regulatory approvals, and approvals of such definitive agreements and the Transaction by the respective governing authority of each Party.

1.2                                 The matters set forth in Article 3 and Article 4 shall constitute binding agreements of the Parties.

ARTICLE 2

THE TRANSACTION

2.1                                 Development of the Proposed Project. The Parties will make good faith efforts to enter into the Joint Venture Agreement. The Parties intend to complete the Joint Venture Agreement on or before July 1, 2006. This July 1, 2006, date supersedes the June 1, 2006, date in the Term Sheet.

ARTICLE 3

FUNDING OF FEASIBILITY STUDY

3.1                                 To defray the cost of the Feasibility Study, Itochu agrees to pay URI/HRI a total of $675,000 (“Funding”), in four equal installments (each, an “Installment”) pursuant to the following schedule:

(a)                                  The first Installment (“First Installment”) shall be paid by Itochu to URI within seven (7) business days from the date of execution of this Agreement. Upon receipt of the First Installment, URI/HRI shall notify Itochu of such receipt of payment, and URI/HRI shall immediately commence the Feasibility Study.

(b)                                 The second, third, and fourth Installments shall be paid by Itochu to URI on May 1, June 1 and July 1, 2006, respectively.

3.2                                 The Funding shall be used solely to fund URI/HRI’s overhead and third-party costs incurred in the Feasibility Study and for no other purpose without Itochu’s written consent.

3.3                                 URI/HRI shall use reasonable efforts to complete the Feasibility Study and deliver it to Itochu within eight (8) months from the date of URI’s receipt of the First Installment and shall in any event deliver the Feasibility Study within nine (9) months from the First Installment (the “Outside Date”); provided, however, that if URI/HRI is unable to complete the Feasibility Study by the Outside Date due to the loss of the services of Craig S. Bartels (the “Local Manager”),  URI/HRI shall not be deemed in default hereunder but shall consult with Itochu to set a new Outside Date. If the Parties cannot agree on a new Outside Date, Itochu shall have the right to terminate this Agreement, at which time URI will refund to Itochu, within seven (7) business days of receipt of written notice from Itochu of such termination, or any later date that is mutually agreed, the aggregate amount of the Installments paid by Itochu in respect of the Funding.

3.4                                 If, for whatever reason, the Joint Venture Agreement is not executed by the Parties by July 1, 2006, or any later date that is mutually agreed by the Parties in writing, URI will refund to Itochu, within seven (7) business days following July 1, 2006, or any later date that is mutually agreed, the aggregate amount of the Installments paid by Itochu in respect of the Funding.

3.5                                 HRI shall, within five (5) business days following the end of every month, submit to Itochu a written monthly progress report, which shall include an estimate of the progress  toward completion of each of the items shown on Exhibit A and a good faith approximation of the aggregate amount expended during such month and to date for each such item. Each such report shall be signed by the Local Manager, who is an officer of both URI and HRI.

3.6                                 At Itochu’s request, the Local Manager shall meet with Itochu in Albuquerque, New Mexico, or in Dallas, Texas (such location to be determined by HRI), every month to discuss the progress on the Feasibility Study. No such meeting shall last more then eight (8) hours. The dates of such meetings shall be set at least 10 days in advance and no such meeting shall occur sooner than four (4) business days following the delivery of the report described in Section 3.5 above with respect to the preceding month.

3.7                                 Upon the completion of the Feasibility Study, URI/HRI shall submit a final written report to Itochu and meet with Itochu, upon Itochu’s request, to discuss the Feasibility Study and respond to Itochu’s questions and requests.

ARTICLE 4
OTHER BINDING AGREEMENTS

4.1                                 Exclusivity.                                   URI and HRI shall not directly or indirectly solicit, pursue, negotiate for, commit to, or engage in any business arrangements with any third party relating to the Transaction (excluding in furtherance of the Feasibility Study) or otherwise relating to the disposal of any assets contemplated to be part of the Joint Venture in accordance with the Term Sheet, during the period from the date of execution of this Agreement through and including July 1, 2006, or such later date mutually agreed upon by Itochu and URI/HRI (“Exclusivity Period”).

4.2                                 Confidentiality. The Parties have heretofore entered into a confidentiality agreement dated February 24, 2005 (the “Confidentiality Agreement”). The terms of the Confidentiality Agreement will continue to apply with respect to the Parties’ negotiations concerning the Transaction and the Joint Venture Agreement and are incorporated herein by reference.

4.3                                 Ownership of the Feasibility Study. All property rights to the Feasibility Study shall be owned by URI/HRI and upon execution of the Joint Venture Agreement will be conveyed to the Joint Venture, under such terms and conditions as are established in the Joint Venture Agreement.

4.4                                 Events of Default. The following shall constitute events of default:

(a)                                  Itochu shall be in default for its failure to pay the Funding in the manner specified in this Agreement; provided, that Itochu shall not be in default if it withholds payments as a result of any default on the part of URI/HRI.

(b)                                 URI/HRI shall be in default upon its (i) failure to submit a monthly written progress report as required by Section 3.5 above, unless Itochu has given its prior and written consent to such non-submission; (ii) failure to consent to or attend a monthly progress meeting with Itochu as required by Section 3.6 above; (iii) breach of the exclusivity provisions in Section 4.1 above; (iv) insolvency or inability to make payments to its creditors as and when payment of such sums become due; (v) becoming bankrupt or, going into liquidation; or (vi) failure to perform its other material obligations specified in this Agreement. URI/HRI shall not be deemed in default hereunder if it is unable to deliver the Feasibility Study due to Itochu’s own default in making the payments required hereunder.

4.5                                 Consequences of Default.

(a)                                  In the event of default by Itochu, URI/HRI shall have the right, upon written notice to Itochu and failure by Itochu to cure its default as provided in Section 4.5(c), to (i) terminate this Agreement or suspend its performance of the Feasibility Study; and (ii) refuse to submit a written monthly progress report as required by Section 3.5 above, and consent to or attend a monthly progress meeting as required by Section 3.6 above. Upon termination of this Agreement pursuant to this Section 4.5(a), the Joint Venture shall be deemed terminated and Itochu shall have no further rights to joint venture the Churchrock property. In the event Itochu fails to perform any of its obligation, Itochu shall reimburse URI/HRI forthwith upon demand for all costs, attorney’s fees and other expenses incurred by URI/HRI in the enforcement of the obligation of Itochu.

(b)                                 In the event of default by URI/HRI, Itochu shall have the right, upon written notice to URI/HRI and failure by URI/HRI to cure its default as provided in Section 4.5(c), to (i) terminate this Agreement; and (ii) demand a full refund of the Funding; and in such event and upon demand by Itochu, URI/HRI shall refund to Itochu all of the Funding. In addition, in the event URI/HRI fails to perform any of their obligations hereunder, URI/HRI shall reimburse Itochu forthwith on demand for all costs, attorneys’ fees and other expenses incurred by Itochu in the enforcement of the obligations of URI/HRI.

(c)                                  In the event of default by a Party (“Defaulting Party”), the Party that is not in default (“Non-defaulting Party) shall give written notice to the Defaulting Party of the default and the Defaulting Party shall have the opportunity to cure its default within ten (10) business days of its receipt of such notice.

4.6                                 Expenses. Each Party shall bear its own costs associated with negotiating and performing under this Agreement.

4.7                                 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes all prior discussions, agreements or understandings, whether oral or written, relating to such subject matter. Except for the the Confidentiality Agreement and the Amended and Restated Uranium Supply Contract among Itochu, URI and URI, Inc., of even date herewith, there are no other written or oral agreements or understandings between the Parties. In addition, the parties acknowledge the existence of the Term Sheet. Any amendment of this Agreement must be written and signed by all Parties.

4.8                                 Governing Law; Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any conflict of law principles that would result in the application of the law of a jurisdiction other than the State of New York. The Parties hereto agree that any legal action or proceeding arising out of or in any manner relating to this Agreement shall be brought in any court of the State of New York or in any United States District Court in the State of New York. The Parties hereto consent and submit to nonexclusive personal jurisdiction of any such court in any action or proceeding.

4.9                                 Non-Inclusive; Non-Binding. This Agreement does not contain all matters upon which agreement must be reached in order for the Joint Venture Agreement and the Transaction to be completed. With respect to the provision of Article 2, this Agreement does not create and is not intended to create a binding and enforceable contract between the Parties and may not be relied upon by a Party as the basis for a contract by estoppel or otherwise. A binding commitment with respect to the Transaction can only result from the execution and delivery of definitive agreements. For the avoidance of doubt, Articles 3 and 4 create a binding and enforceable contract between the Parties.

4.10                           Relationship of Parties. The Parties shall not be deemed to be in a relationship of partners or joint venturers by virtue of this Agreement, nor shall either Party be an agent, representative, trustee or fiduciary of the other. Neither Party shall have any authority to bind the other to any agreement.

4.11                           Assignment. Neither party may assign any of its rights or obligations under this Agreement, without the prior written consent of the other party, such consent should not be unreasonably withheld or delayed.

4.12                           Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the Parties’ intention that such provision shall be reformed and construed by the court to provide the protected party the maximum protection permissible by law. No waiver of any provision of this Agreement shall constitute a waiver of any other provision or of the same provision on another occasion.

4.13                           Attorneys’ Fees. In the event it becomes necessary for either Party to file a suit to enforce the binding provisions of this Agreement, the prevailing Party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorney’s fees and costs incurred.

4.14                           Counterparts. This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to constitute an original but all of which together shall constitute one and the same instrument.

4.15                           Guarantee. In consideration of the sum of One Dollar ($1.00) and other good valuable consideration paid by Itochu to URI, receipt of which hereby acknowledged, as well as for the purpose of inducing Itochu to pay the Funding to defray the cost of the Feasibility Study, URI hereby absolutely, unconditionally and irrevocably, jointly and severally guarantees to Itochu the full and complete performance by HRI of any obligation of HRI under this Agreement. In the event HRI fails to perform any obligation of HRI, URI shall forthwith, upon demand by Itochu, perform such obligation of HRI. URI shall also reimburse Itochu forthwith upon demand for all costs, attorney’s fees and other expenses incurred by Itochu in the enforcement of the obligation of HRI or in the enforcement of this guaranty. URI hereby waives any defense to its obligations under this Section 4.15 arising from (a) a lack of diligence on the part of Itochu in the enforcement of the obligations of HRI, (b) Itochu’s failure to provide notice of default, protest or notice of protest with respect to HRI’s obligations or (c) any other defense available to a guarantor at law or in equity other than full performance of the guaranteed obligations. URI hereby acknowledges and agrees that any waiver, modification or amendment of HRI’s obligations shall not abrogate its obligations hereunder, provided that is shall have the benefit of such waiver, modification or amendment.

4.16                           Survival. This Agreement shall remain in full force and effect until the Parties have fully performed their obligations provided hereunder. The following listed provisions shall continue and survive the expiration or termination of this Agreement: Section 4.2 (Confidentiality), Section 4.3 (Ownership of the Feasibility Study), Section 4.5 (Consequences of Default), Section 4.8 (Governing Law; Consent to Jurisdiction), and Section 4.15 (Guarantee).

* * * * *

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the Effective Date by their respective duly authorized representatives.

ITOCHU CORPORATION

By:
Name:
Title:
Date:

URANIUM RESOURCES, INC.

By:
Name:
Title:
Date:

HYDRO RESOURCES, INC.

By:
Name:
Title:
Date:

Exhibit A

FEASIBILITY STUDY

The Parties shall conduct a feasibility study and it will focus on detailed, pre-construction, revisions to the existing designs, and to cost estimates. All aspects of the design and materials need to be considered as follows:

•               review documents pertaining to Church Rock (applications, license, culturally sensitive areas,  FEIS, COP, SERP, RAP (as such terms are defined below)) to ensure that regulatory commitments and obligations are incorporated in the design and construction of the Church Rock plant and wellfield; this is a critical part of the economic update, and critical in the training of new engineers and others expected to be in supervisory roles;

•               update plant design with downflow versus upflow columns, and revise design to allow “satellite” IX plant technology;

•               re-design wellfield patterns with current geologic interpretation of fronts; cost estimates will be more specific, made for particular wellfields, including specific number of wells, depths, number of pounds under wellfield per front, recovery by front, etc.;

•               determine amount and type of instrumentation for both plant and wellfield; cost versus operational usefulness must be evaluated;

•               start preliminary discussions with engineering/construction firms to estimate costs for actual construction (drawings, soil testing, concrete, piping, electrical, instrumentation, ponds, etc); wellhouse and associated instrumentation & piping, etc.).

FEIS means Final Environmental Impact Statement.

COP means Crownpoint Uranium Project Consolidated Operation Plan.

SERP means Safety and Environmental Review Panel.

RAP means Restoration Action Plan.